Exhibit 10.1

EXECUTION VERSION

[Published CUSIP Number: 69318RAC6]

TERM LOAN AND SECURITY AGREEMENT

Dated as of May 14, 2014

among

PBF LOGISTICS LP,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC. and DEUTSCHE BANK

SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners

i

(k)	Further Assurances	18

Section 5.	Negative Covenants	19

(a)	Use of Proceeds	19
(b)	Liens	19
(c)	Disposition of Collateral	19
(d)	Burdensome Agreements	19
(e)	Change in Name, etc	19
(f)	Control Agreements	19

Section 6.	Security	19

(a)	Grant of Security	19
(b)	Exercise of Remedies	19
(c)	Application of Proceeds	20
(d)	Reinstatement	20

Section 7.	Events of Default	20

Section 8.	Yield Protection and Illegality	22

Section 9.	Administrative Agent	25

Section 10.	Additional Security Provisions	29

Section 11.	Miscellaneous	31

ii

TERM LOAN AND SECURITY AGREEMENT

This TERM LOAN AND SECURITY AGREEMENT is entered into as of May 14, 2014 between PBF LOGISTICS LP, a Delaware limited partnership (the “Borrower”), WELLS FARGO, NATIONAL ASSOCIATION (in such capacity, the “Administrative Agent”), WELLS FARGO SECURITIES, LLC, as joint lead arranger and joint bookrunner (the “Lead Arranger”) and CITIGROUP GLOBAL MARKETS INC., and DEUTSCHE BANK SECURITIES INC. as additional joint lead arrangers and joint bookrunners (in such capacities, together with the Lead Arranger, the “Joint Lead Arrangers”)) and the financial institutions and other entities signatories hereto as Lenders (each a “Lender” and collectively the “Lenders”).

PRELIMINARY STATEMENTS:

A. The Borrower has requested that the Lenders provide a term loan facility (the “Term Loan Facility”), and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

B. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Section 1. The Facility.

(a) The Commitment. Subject to the terms and conditions set forth herein, the Lenders severally agree, in accordance with their commitments set forth on Schedule I, to make a (i) single loan to the Borrower on the Closing Date in an aggregate amount in Dollars determined by the Borrower not to exceed $300,000,000 (the “Initial Loan”) and (ii) subject to the satisfaction of the conditions set forth in Section 2(b), additional loans in Dollars determined by the Borrower in an amount not to exceed $0 (the “Subsequent Loan”, and together with the Initial Loan, the “Loans”). Notwithstanding anything to the contrary contained herein, in no event shall the aggregate outstanding principal amount of the Loans exceed $300,000,000. Amounts borrowed under this Section 1(a) and repaid or prepaid may not be reborrowed. The Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Borrowings, Conversions, Continuations. The Borrower may request that the Loans be (i) made as or converted to Base Rate Loans by irrevocable notice to be received by the Administrative Agent not later than 12:00 noon on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, Eurodollar Rate Loans by irrevocable notice to be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the Business Day of the borrowing, continuation or conversion. Subject to the following paragraph, if the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of a Eurodollar Rate Loan, the Borrower shall be deemed to have requested that such Loan be continued as a Eurodollar Loan with a one month interest period. If the Borrower requests that a Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, then, subject to the following paragraph, the Borrower shall be deemed to have selected an Interest Period of one month with respect to such Loan. Notices pursuant to this Section 1(b) may be given by telephone if promptly confirmed in writing.

Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loan may be converted to or continued as a Eurodollar Rate Loan without the written consent of the Required Lenders.

Following receipt of a notice pursuant to this Section 1(b), the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans. In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at such office as the Administrative Agent may designate not later than 2:00 p.m. on the Business Day specified in the applicable notice. Upon satisfaction of the applicable conditions set forth in Section 2, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Interest; Computations. At the option of the Borrower, the Loans shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus the Interest Margin; or (ii) the Base Rate plus the Interest Margin.

The Borrower promises to pay interest (i) for any Eurodollar Rate Loan, (A) on the last day of the applicable Interest Period, and, if the Interest Period is longer than three months, on the respective dates that fall every three months after the beginning of the Interest Period, and (B) on the date of any conversion of such Loan to a Base Rate Loan, and (ii) for any Base Rate Loan, on the last Business Day of each calendar quarter. The Borrower further promises to pay all accrued and unpaid interest on the Loans on the Maturity Date.

While (i) any Event of Default under Section 7(a)(i) or 7(f) exists and (ii) upon the written request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts shall be payable on demand.

All computations of interest for a Base Rate Loan computed using the prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a
360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

(d) Evidence of Loans. The Loans and all payments thereon shall be evidenced by the Administrative Agent’s loan accounts and records; provided, however, that upon the request of any Lender, each of the Loans held by such Lender may be evidenced by a promissory note in the form of Exhibit B hereto (each, a “Note”), in addition to such loan accounts and records. Such loan accounts, records and Notes shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record the Loans or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.

(e) (1) Maturity; Payments Generally. The Borrower shall repay to the Administrative Agent on behalf of the Lenders on the Maturity Date the aggregate principal amount of the Loans outstanding on such date.

The Borrower shall make all payments required hereunder not later than 3:00 p.m. on the date of payment in immediately available funds in Dollars at the office of the Administrative Agent located at 550 South Tryon Street, 6th Floor, Charlotte, North Carolina 28202 or such other address as the Administrative Agent may from time to time notify the Borrower in writing (the “Lending Office”). All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments received by the Administrative Agent shall be applied ratably to each Lender based on its Applicable Percentage.

If any payment to be made by the Borrower hereunder shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

All payments by the Borrower to the Administrative Agent on behalf of the Lenders hereunder shall be made to the Administrative Agent in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. If, however, any applicable Loan Party shall be required by Law to withhold or deduct any Taxes, including both U.S. federal backup withholding and withholding taxes, from any payment, then (A) the applicable Loan Party shall withhold or make such deductions as are determined by the Loan Party to be required based upon the information and documentation it has received pursuant to subsection (e)(2) below, (B) the applicable Loan Party shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(2) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), at the time or times reasonably requested by the Borrower (or the applicable Lender, in the case of a Participant), such properly completed and executed documentation reasonably requested by the Borrower (or the applicable Lender, in the case of a Participant) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower (or the applicable Lender, in the case of a Participant) shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent (or the applicable Lender) as will enable the Borrower or the Administrative Agent (or the applicable Lender) to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense.

(ii) Without limiting the generality of and notwithstanding the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax,

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS
Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to Borrower to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI,

IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3 IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such obligations of such Lender under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. If to any Lender’s knowledge, any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(iii) Each Lender shall promptly (A) notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower make any withholding or deduction for Taxes from amounts payable to such Lender.

(iv) Each Lender agrees that if, to its knowledge, any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrower in writing of its legal inability to do so.

(f) Voluntary Prepayments. The Borrower may, upon two Business Days’ notice, in the case of a Eurodollar Rate Loan, and upon same-day notice in the case of a Base Rate Loan, prepay the Loans on any Business Day; provided that, in the case of a prepayment of a Eurodollar Rate Loan, the Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of the Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of (i) a Eurodollar Rate Loan must be in a principal amount of at least $2,000,000 or a whole multiple of $500,000 in excess thereof, and (ii) a Base Rate Loan must be in a principal amount of at least $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount of the Loans then outstanding. Any amounts prepaid hereunder shall be applied as set forth Section 1(e)(1).

(g) The obligations of the Lenders to make Loans hereunder are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(h) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(i) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, in either such case, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that the provisions of this clause (i) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans.

(j) Defaulting Lenders. (i) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(A) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11(d).

(B) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts then owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts then owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(C) Certain Fees. Each Defaulting Lender shall not be entitled to receive, and the Borrower shall not be required to pay, any fee that such Defaulting Lender otherwise would have been entitled to, and Borrower would otherwise have been required to pay, to such Defaulting Lender.

(ii) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Subsequent Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Subsequent Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2. Conditions Precedent to the Loans.

(a) The obligation of the Lenders to make the Initial Loan hereunder is subject to satisfaction of the following conditions precedent:

(i) Receipt by the Administrative Agent of the following items, each in form and substance reasonably satisfactory to the Lenders:

(A) executed counterparts of this Agreement and the Guaranty, duly executed and delivered by each Loan Party that is a party hereto and thereto;

(B) executed counterparts of each Account Control Agreement, duly executed and delivered by the Borrower and the applicable Intermediary;

(C) if requested by any Lender, a Note (in the form of Exhibit B attached) evidencing the Loan executed by the Borrower in favor of such Lender;

(D) Permitted Collateral with a value of not less than the Required Collateral Amount, calculated after giving effect to the making of the Initial Loan on the Closing Date;

(E) evidence that all action that the Administrative Agent may reasonably deem necessary in order to perfect the Liens created hereunder has been taken, including without limitation UCC financing statements;

(F) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party or the General Partner acting on behalf of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(G) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(H) a favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(I) a certificate signed by a Responsible Officer of the Borrower certifying (a) as to the matters set forth in
Section 2(a)(ii) below and (b) since December 31, 2013, there shall have not occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;

(J) a certificate from the chief financial officer of (i) the Borrower certifying that it and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, shall be Solvent and (ii) PBF Energy Company LLC certifying that it and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, shall be Solvent;

(K) at least five Business Days prior to the Closing Date, all documentation and other information that the Administrative Agent requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act; and

(L) a copy of the flow of funds in connection with the closing of the Loans deemed satisfactory by the Administrative Agent.

(ii) All of the representations and warranties in the Agreement made by any Loan Party shall be true and correct in all material respects (or if such representation or warranty is qualified by materiality, in all respects) as of the Closing Date, or if such representation speaks of an earlier date, as of such earlier date.

(iii) No Default or Event of Default under the Agreement shall have occurred and be continuing or would result from the initial making of Loans thereunder.

(iv) The Transactions shall have been completed in accordance with the terms of the Transfer Documents and applicable Law and the Borrower IPO shall have resulted in gross proceeds of at least $200,000,000.

(v) The “Closing Date” as defined in the Senior Secured Facility shall have occurred or shall occur substantially simultaneously with the Closing Date.

(vi) The Borrower shall have paid all fees, charges and disbursements of one outside counsel to the Administrative Agent and the Lenders (directly to such counsel if requested by the Lead Arranger) to the extent invoiced no later than two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent and the relevant Lender).

(vii) The Administrative Agent will have received, in form and substance reasonably satisfactory to it, projections prepared by management of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, which will be quarterly for the first year through December 31, 2014 and annually thereafter for the term of the Senior Secured Facility.

(viii) There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or governmental authority (i) in respect of the Senior Secured Facility, the Term Loan Facility, the Borrower IPO or the Transactions or (ii) that could reasonably be expected to have a Material Adverse Effect.

(ix) The Administrative Agent will be reasonably satisfied that, after giving pro forma effect to the Transactions, the Borrower and its Subsidiaries shall have no outstanding indebtedness for borrowed money, other than the Term Loan Facility.

(x) The closing of the Term Loan Facility (with respect to the Initial Loans) shall have occurred on or before May 31, 2014.

(b) The obligation of the Lenders to make each of the Subsequent Loans hereunder is subject to satisfaction of the following conditions precedent:

(i)	All of the representations and warranties in the Agreement made by any Loan Party shall be true and correct in all material respects (or if such representation or warranty is qualified by materiality, in all respects) as of the date of such Subsequent Loan, or if such representation speaks of an earlier date, as of such earlier date.

(ii)	No Default or Event of Default shall exist, or would result from the making of such Subsequent Loan or from the application of the proceeds thereof.

(iii)	The Lender shall have received a request for such Subsequent Loan in accordance with Section 1(b).

(iv)	Such Subsequent Loan shall be made on or prior to the date that is 30 days after the Closing Date.

(v)	The Lender shall have received Permitted Collateral with a value of not less than the Required Collateral Amount, calculated after giving effect to the making of such Subsequent Loan.

Any request for a Subsequent Loan submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 2(b)(i) and 2(b)(ii) have been satisfied on and as of (or prior to) the date of the making of such Subsequent Loan.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders on the Closing Date and on each date, if any, on which a Subsequent Loan is made, that:

(a) Existence, Qualification and Power. The Borrower (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents and Transfer Documents to which it is a party and consummate the Transactions, and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document and Transfer Document to which it is or is to be a party (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) contravene the terms of the Borrower’s certificate of formation or limited partnership agreement; (B) result in the creation of any Lien (other than the Lien created pursuant to the Loan Documents), conflict with or result in any breach or contravention of, or require any payment to be made under (1) any note, indenture, credit agreement, security agreement, credit support agreement, or other similar agreement to which the Borrower is a party or any Material Contract or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (C) violate any Law applicable to the Borrower or its property in each case set forth in clause (B) or (C) except as could not reasonably be expected to result in a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document or Transfer Document, or for the consummation of the Transactions, (ii) the grant by the Borrower of the Liens pursuant to the Loan Documents, (iii) the perfection or maintenance of the Liens created under the Loan Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent on behalf of the Lenders of its rights under the Loan Documents or the remedies in respect of the Collateral except for (A) authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (B) authorizations, approvals, actions, notices and filings which are not required by the express terms of the Loan Documents to be taken or delivered by the Borrower as of the Closing Date.

(d) Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(e) No Default. No Default has occurred and is continuing or would result from the consummation of the Transactions, the transactions contemplated by this Agreement or any other Loan Document.

(f) Compliance with Laws; Margin Regulations; Investment Company Act.

(i) The Borrower is in compliance in all material respects with all requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ii) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any Loan will be used by the Borrower or any Subsidiary to purchase or carry margin stock (within the meaning of Regulation U issued by the FRB).

(iii) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(g) Solvency. The Borrower, together with its Subsidiaries on a consolidated basis, before and after giving effect to the execution and delivery of the Loan Documents, the making of the Loans, the purchase of the Required Collateral Amount, and the consummation of the Transactions, is Solvent.

(h) Disclosure. No financial statement, certificate or other written information (other than third-party data and information of a general nature made available in any electronic data room) furnished by or on behalf of the Borrower to the Administrative Agent on behalf of the Lenders in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished from time to time) contains, as of the date such information was furnished (after giving effect to any such modification, supplement or other information) (or, if such information expressly relates to an earlier date, such earlier date) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect taken as a whole; provided that with respect to projected financial information and general economic or industry information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such forecasts are estimates and are subject to significant uncertainties and contingencies, and that actual results during the period or periods covered by any such forecasts may differ significantly from the projected results and such differences may be material).

(i) Title to Collateral; No Other Liens. The Borrower owns the Collateral free and clear of any and all Liens except for Liens in favor of the Administrative Agent on behalf of the Lenders created by the Loan Documents, Inchoate Tax Liens and Liens in favor of an Intermediary subordinated to the Liens created in favor of the Administrative Agent on behalf of the Lenders pursuant to an Account Control Agreement. The Borrower has not granted “control” (within the meaning of the UCC) over any Collateral Account or any other Collateral to any Person, other than the Administrative Agent on behalf of the Lenders.

(j) Perfected First Priority Liens. The security interests granted pursuant to this Agreement and any other Loan Document, upon completion of the filing of financing statements describing the Collateral in the office of the Secretary of State of the State of Delaware, and the taking of all applicable actions in respect of creation, attachment, perfection or priority contemplated by
Section 4(g) in respect of Collateral in which a security interest cannot be perfected by the filing of a financing statement, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent on behalf of the Lenders as collateral security for the Obligations, enforceable in accordance with the terms hereof to the extent provided in the UCC.

(k) Required Collateral Amount. After giving effect to the Loans, the aggregate value of Permitted Collateral held in the Collateral Accounts is greater than or equal to the Required Collateral Amount.

(l) Borrower’s Legal Name; Jurisdiction of Organization; Chief Executive Office; Taxpayer Identification Number. The Borrower’s exact legal name is set forth on the signature page hereof. The Borrower’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization and U.S. taxpayer identification number are specified on Schedule II hereto.

(m) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues in respect of the Transactions that has had or could reasonably be expected to have a Material Adverse Effect.

(n) Foreign Assets Control Regulations and Anti-Money Laundering. Neither the Borrower nor any of its Subsidiaries is, and to the knowledge of the Borrower and its Subsidiaries, no controlled Affiliate is, or is owned or controlled by any Person that is, the subject to the limitations or prohibitions under any U.S. economic sanctions laws, Executive Orders or implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, or all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither the

Borrower nor any of its Subsidiaries is, and to the knowledge of the Borrower and its Subsidiaries, no controlled Affiliate is, or is owned or controlled by any Person, that (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

(o) PATRIOT Act, Anti-Terrorism Laws and FCPA. The Borrower and its Subsidiaries are, and to the knowledge of the Borrower and its Subsidiaries, their controlled Affiliates are, or are owned or controlled by any Persons, in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 4. Affirmative Covenants. So long as principal of and interest on the Loans or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied (other than contingent indemnities and other contingent obligations), the Borrower shall:

(a) Financial Statements. Deliver to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent:

(i) by the date required to be delivered to the SEC (or such date as may be extended by the SEC) but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in partnership equity, and cash flows for such fiscal year, setting forth in each case (to the extent available) in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than to the extent any such qualification results from a potential inability to satisfy any indebtedness (including indebtedness hereunder) that will be due and payable as a result of a current debt maturity); and

(ii) beginning with the fiscal quarter ending June 30, 2014 by the date required to be delivered to the SEC (or such date as may be extended by the SEC), but in any event within 45 days (or 60 days in the case of the fiscal quarter ending June 30, 2014) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in partnership equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case (to the extent available) in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, partnership equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding anything herein to the contrary, as to any information contained in public filings (such as in annual, regular, periodic or special reports, proxies, registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, or financial statements or other reports or communications sent to public investors in the Borrower generally) (collectively, a “Public Filing”), the Borrower shall not be separately required to furnish such information under Section 4(a)(i) or 4(a)(ii) above (it being agreed that the certification of a Responsible Officer required under Section 4(a)(ii) shall not be required to be delivered to the extent the related financials are contained in any such applicable public filing (it being agreed and understood that, for purposes hereof, such certification shall be deemed made by such public filing)).

(b) Certificates; Other Information. Deliver to the Administrative Agent (for further delivery to the Lenders), in form and detail satisfactory to the Administrative Agent:

(i) concurrently with the delivery of the financial statements referred to in Sections 4(a)(i) and 4(a)(ii), a duly completed certificate, in form and substance satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower and certifying that no Default or Event of Default has occurred and is continuing; and

(ii) within 5 days of receipt, a copy of the monthly statement of each Collateral Account.

Documents required to be delivered (a) pursuant to Section 4(a)(i) or 4(a)(ii) (to the extent any such documents are delivered pursuant to a Public Filing) shall be delivered to the Administrative Agent by email or electronically (as set forth in (b)) within the time periods set forth in Sections 4(a)(i) or 4(a)(ii) and if so delivered, shall be deemed to have been delivered to the Administrative Agent on the date of such email or posting (it being agreed and understood that Borrower shall not be required to deliver such Documents to the Lenders) and (b) pursuant to Section 4(a)(i) or 4(a)(ii) (to the extent any such documents are not delivered pursuant to a Public Filing) or 4(b) shall be delivered to the Administrative Agent and the Lenders electronically and if so delivered, shall be deemed to have been delivered to the Administrative Agent and the Lenders on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address www.pbfenergy.com; provided that, in the case of clause (b), the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of such documents and provide to the Administrative Agent by electronic mail versions (i.e. soft copies) of such documents.

(c) Notices. Promptly notify the Administrative Agent (which shall furnish such notice and information to the Lenders) upon any Responsible Officer obtaining knowledge of:

(i) of the occurrence of any Default; and

(ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 4(c) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 4(c)(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

(d) Preservation of Existence, Etc. (i) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(e) Use of Proceeds. Use the proceeds of the Loans solely to make payments to the Guarantor and certain of its Affiliates to finance, in part, the Borrower’s acquisition of the Contributed Assets, and not in contravention of the Laws referenced in
Sections 3(n) and 3(o).

(f) Required Collateral Amount.

(i) The Borrower shall maintain the Collateral Accounts at all times that any portion of the Loans shall remain outstanding.

(ii) The Borrower shall, at all times, maintain Permitted Collateral in the Collateral Accounts with an aggregate value greater than or equal to 100% of the outstanding principal amount of the Loans (the “Required Collateral Amount”).

(iii) If, at any time, the Required Collateral Amount exceeds the aggregate value of Permitted Collateral held in the Collateral Accounts, the Borrower shall immediately deposit additional Permitted Collateral into one or both of the Collateral Accounts to eliminate such excess. In accordance with the terms of the Account Control Agreements, the Borrower shall direct the investment of items deposited into the Collateral Accounts; provided, that the Borrower shall not be permitted to Dispose of any Collateral except pursuant to Section 4(f)(iv) or Section 4(f)(v). The Borrower shall treat all income, gains or losses from the investment of items in the Collateral Accounts as its own income or loss, and the Administrative Agent and the Lenders shall have no liability for any such gain or loss.

(iv) Upon the Administrative Agent’s receipt of any prepayment or repayment of the Loans and the submission of a certificate by a Responsible Officer of the Borrower stating that no Event of Default has occurred and is continuing and the amount and type of Collateral the Borrower wishes to liquidate and/or withdraw (which amount shall not exceed the amount of such prepayment or repayment), the Administrative Agent shall instruct the Intermediary to liquidate and/or remit to the Borrower such Collateral from the Collateral Account; provided, that after such withdrawal, the aggregate value of Permitted Collateral held in the Collateral Accounts shall be greater than or equal to the Required Collateral Amount, as calculated after giving effect of such prepayment of the Loans. In the event that the Borrower shall elect to make such a withdrawal or request, the Administrative Agent shall direct the applicable Intermediary to liquidate the applicable Collateral and remit the proceeds to the Borrower.

(v) If, at the end of any fiscal quarter of the Borrower, the aggregate value of Permitted Collateral held in the Collateral Accounts exceeds 102% of the principal amount of the Loans outstanding at such time, then, upon the request of the Borrower, provided no Default or Event of Default has occurred and is continuing, the Administrative Agent shall direct the applicable Intermediary to pay and transfer to the Borrower cash, to the extent available, in the applicable Collateral Account in an amount equal to such excess.

(g) Perfection of Security Interest in Collateral. The Borrower shall maintain the security interests created by the Loan Documents as perfected first priority security interests subject to no other Liens (other than Inchoate Tax Liens and Liens in favor of an Intermediary subordinated to the Liens created in favor of the Administrative Agent on behalf of the Lenders pursuant to an Account Control Agreement). The Borrower further agrees to take all action reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent and the Lenders to enforce in accordance with the Loan Documents and under applicable Law, the security interest in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Borrower’s signature thereon is required therefor; and (ii) complying with any provision of any applicable Law, including the Uniform Commercial Code of any applicable jurisdictions as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Administrative Agent and the Lenders to enforce, the security interest in such Collateral. If any of the Collateral consists of certificated securities (as defined in the UCC), the Borrower shall immediately deliver the same to the applicable Intermediary, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent or such Intermediary may from time to time specify (and any such certificated securities shall not be included in any determination of whether the aggregate value of Permitted Collateral held in the Collateral Accounts is equal to or greater than the Required Collateral Amount until such securities and instruments of transfer or assignment are so delivered to the applicable Intermediary). Additionally, the Borrower shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions originated by the Administrative Agent without the further consent of the Borrower, such arrangements to be in form and substance reasonably satisfactory to the Administrative Agent to establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts and establish the Administrative Agent’s “control” (within the meaning of Section 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts and Securities Entitlements. For purposes of this paragraph (g), terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof).

(h) Books and Records. Maintain proper books of record and account in respect of the Collateral.

(i) Inspection Rights. Permit representatives and independent contractors of the Administrative Agent (or, when an Event of Default exists, the Administrative Agent and one Lender selected by the Required Lenders) to inspect, once per year (or more often upon the occurrence and during the continuation of an Event of Default) the Collateral and the books and records regarding the Collateral described in clause (h) above, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, under no circumstances shall the Borrower or Subsidiary be required to deliver or disclose any information subject to attorney-client privilege or that otherwise constitutes attorney work product pursuant to the written advice of counsel; provided, however, to facilitate access to the requested information, to the extent reasonably requested by the Administrative Agent, the Borrower shall use commercially reasonable efforts to assist the Administrative Agent in gaining access to such information in a manner that protects and preserves the attorney-client privilege and attorney client work product status thereof.

(j) Compliance with Laws. (a) Comply in all material respects with the requirements of the Laws referenced in Sections 3(n) and 3(o) and (b) comply in all material respects with the requirements of all applicable Laws (other than those referenced in Sections 3(n) and 3(o)), except with respect to this clause (b), in such instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(k) Further Assurances. Promptly upon request by the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Collateral to the Liens now or hereafter intended to be covered by any of the Loan Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

Section 5. Negative Covenants. So long as principal of and interest on the Loans or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied (other than contingent indemnities and other contingent obligations), the Borrower shall not:

(a) Use of Proceeds. Use the proceeds of any Loan, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b) Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, other than the Lien created in favor of the Administrative Agent on behalf of the Lenders pursuant to the Loan Documents, Inchoate Tax Liens and Liens in favor of an Intermediary subordinated to the Liens created in favor of the Administrative Agent pursuant to an Account Control Agreement or pursuant to this Agreement.

(c) Disposition of Collateral. Consummate any Disposition of Collateral, except as expressly permitted by Section 4(f)(iv) or Section 4(f)(v).

(d) Burdensome Agreements. Permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on the Collateral.

(e) Change in Name, etc. Except upon 10 Business Days’ prior written notice to the Administrative Agent (or such lesser period to which the Administrative Agent may agree in writing), (i) change its type of organization, or jurisdiction of organization, (ii) change its organizational number if it has one, or (iii) change its name. Promptly following such notice to the Administrative Agent, the Borrower shall deliver to the Administrative Agent all additional approved financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for or required herein or in any other Loan Document.

(f) Control Agreements. Permit any collateral intended to secure the Obligations to be maintained in any deposit account or securities account that is not a Collateral Account.

Section 6. Security.

(a) Grant of Security. To secure the prompt payment in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Borrower in and to the Collateral Accounts, all other amounts maintained in the Collateral Accounts and all other Collateral.

(b) Exercise of Remedies. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at the request of, and may with the consent of, the Required Lenders, exercise any and all the rights and remedies of a secured party under the UCC or otherwise available to the Administrative Agent under applicable Law.

(c) Application of Proceeds. Any cash proceeds received by the Administrative Agent or any Lender from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Administrative Agent or any Lender hereunder after the exercise of remedies shall (i) be applied by the Administrative Agent in the following order:

first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 8 payable to the Administrative Agent in its capacity as such;

second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Section 8, ratably among them in proportion to the respective amounts described in this clause second payable to them;

third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause third payable to them;

fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause fourth held by them; and

last, the balance, if any, after all of the Obligations (other than contingent indemnification, expense reimbursement or yield protection obligations, in each case, as to which no claim has been made) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law) or

(ii) held by the Administrative Agent as cash collateral for the Obligations. Any surplus cash collateral or cash proceeds held by the Administrative Agent or any Lender after payment in full of the Obligations shall be paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus.

(d) Reinstatement. The obligations of the Borrower under this Section 6 shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or otherwise must be restored or returned by the Administrative Agent or the applicable Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other obligor or otherwise, all as though such payment had not been made.

Section 7. Events of Default. The following are “Events of Default”:

(a) The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of the Loans, or (ii) pay within three Business Days after the same becomes due, any interest on the Loans or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 4(d), 4(e), 4(f) (and, in the case of Section 4(f)(ii) or (iii), such failure continues for two Business Days) or 4(g) or Section 5; or

(c) Any Loan Party fails to perform or observe any other covenant or agreement contained in (i) Sections 4(a), 4(b)(i) or 4(c) of this Agreement and such failure continues for 10 Business Days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower or (B) a Responsible Officer of the Borrower becomes aware of any such failure or (ii) any covenant (not specified in clause (i) above or in Sections 7(a) or 7(b) above) in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower or (B) a Responsible Officer of the Borrower becomes aware of any such failure; or

(d) Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document that does not have a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any material respect when made or deemed made or (ii) any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, or in any other Loan Document, that has a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any respect when made or deemed made; or

(e) There exists any “Event of Default” as such term is defined in the Senior Secured Facility; or

(f) Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 consecutive calendar days after its issue or levy; or

(h) There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive calendar days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) Any material provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(j) The Administrative Agent on behalf of the Lenders shall cease to have a valid, perfected, first priority Lien on a material portion of the Collateral for any reason (other than as a result of an action or inaction by the Administrative Agent or any Lender).

(k) A Change of Control occurs.

Upon the occurrence of an Event of Default, the Administrative Agent, shall at the request of, and may with the consent of, the Required Lenders (i) declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived, and (ii) liquidate the Collateral and apply the proceeds thereof to repay the Loans then outstanding;

provided, however, that upon the entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of the outstanding Loan and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of any Lender.

Section 8. Yield Protection and Illegality.

(a) The Borrower shall be obligated to pay to the Lenders all Breakage Costs.

(b) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base

Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by such Lender without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, at Borrower’s option, convert all Eurodollar Rate Loans of such Lender to a Base Rate Loan (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by such Lender without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, such Lender shall during the period of such suspension compute the Base Rate without reference to the Eurodollar Rate component thereof until such Lender determines that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(c) If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent at the direction of the Required Lenders will promptly so notify the Borrower. Thereafter, (A) the obligation of the Lenders to make or maintain a Eurodollar Rate Loan shall be suspended, and (B) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

(d) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate),

(ii) subject any Lender or recipient to any Taxes (other than Indemnified Taxes or Excluded Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender,

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(e) If any Lender determines that any Change in Law affecting such Lender or its Lending Office or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitment of such Lender hereunder or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(f) A certificate of the applicable Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 8(d) or 8(e) of this Section and delivered to the Borrower shall be conclusive absent error. The Borrower shall pay to applicable Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(g) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of
Section 8(d) or 8(e) shall not constitute a waiver of the applicable Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate such Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine months period referred to above shall be extended to include the period of retroactive effect thereof).

(h) If any Lender requests compensation under Sections 8(d) or 8(e), or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 1(e)(1), or if any Lender gives a notice pursuant to Section 8(b), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8(d) or 8(e), as the case may be, in the future, or eliminate the need for the notice pursuant to Section 8(b), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) All of the Borrower’s obligations under this Section 8 shall survive termination of this Agreement and repayment of the Obligations.

Section 9. Administrative Agent.

(a) Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to clause (f) below for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof), or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 9, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(d) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(A) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(B) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

(C) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(D) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10(d), 11(d) and 7) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or any Lender; and

(E) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (A) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (B) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (C) the value or the sufficiency of any Collateral, or (D) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(e) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (other than counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(g) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender with an office in the United States, or an Affiliate of any such Lender with an office in the United States; provided, however, if no Lender or Affiliate of a Lender is so appointed, then such successor does not need to be a Lender or an Affiliate of a Lender but shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, directly until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9(g) shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(h) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i) Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers listed on the first page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

(j) In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and

(B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

(C) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(k) Each of the Lenders irrevocably authorizes the Administrative Agent to take the following actions, and the Administrative Agent hereby agrees to take such actions upon the Borrower’s request:

(A) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnities and other contingent obligations as to which no claim has been made), (ii) that is sold or Disposed of or to be sold contemporaneously with the release of such Lien or Disposed of as part of or in connection with any sale or Disposition permitted hereunder or under any other Loan Document (which release will, notwithstanding any term or condition in this Agreement or in any other Loan Document occur automatically and without further action upon consummation of such sale or Disposition) or (iii) if approved, authorized or ratified in writing in accordance with Section 11(d) below; and

(B) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral or other property, or to release any Guarantor from its obligations under the Guaranty. In each case as specified in this clause (k), the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral or other property from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this clause (k).

Section 10. Additional Security Provisions.

(a) The Borrower acknowledges and agrees that the Obligations undertaken by it under this Agreement involve the provision of collateral security for and that such provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, the Borrower understands and agrees, to the fullest extent permitted under applicable Law and except as may otherwise be expressly and specifically provided in the Loan Documents, that the Borrower shall remain obligated hereunder (including with respect to the collateral security provided by the Borrower herein) and the enforceability and effectiveness of this Agreement and the liability of the Borrower, and the rights, remedies, powers and privileges of the Administrative Agent and the other Lenders under this Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way, without regard to, and the Borrower hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of any Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Lender; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Lender; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or the failure of the Administrative Agent or any other Lender to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the Borrower, or any changes in the shareholders of the Borrower; (E) any failure of the Administrative Agent or any other Lender to exhaust any Collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the or to take any action whatsoever to mitigate or reduce the Borrower’s liability under this Agreement; or (F) any other circumstance or act whatsoever, including any action or omission (with or without notice to or knowledge of the Borrower), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower to its Obligations or with respect to the collateral security provided by the Borrower herein, in bankruptcy or in any other instance (other than the defense of payment or performance).

(b) The Borrower hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Loan Document, all notices to the Borrower, including notices of the acceptance of this Agreement or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Obligations, or notice of or proof of reliance by the Administrative Agent or any other Lender upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Administrative Agent or any other Lender and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the collateral security provided herein; and all dealings between the Borrower, on the one hand, and the Administrative Agent and the other Lenders, on the other hand, in connection with the Term Loan Facility likewise shall be conclusively presumed to have been had or consummated in reliance upon the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitation affecting the Borrower’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c) To the extent permitted by applicable Law, the Borrower waives, and agrees not to assert, all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by any of them of any rights hereunder, except to the extent arising solely from the gross negligence or willful misconduct of the Administrative Agent. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Lender to collect such deficiency.

(d) The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Borrower expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

(e) No failure on the part of the Administrative Agent or any other Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, under this Agreement or any of the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including any rights of set-off.

Section 11. Miscellaneous.

(a) All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP.

(b) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(c) Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

(d) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders or the Administrative Agent at the direction of the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (provided that such acknowledgement shall be administrative in nature and shall not be construed as a consent right, except as required in the next proviso below), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(A) waive any condition set forth in Section 2(a);

(B) extend or increase the Commitment of any Lender without the written consent of such Lender;

(C) postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document without the written consent of such Lender;

(D) reduce the principal of, or the rate of interest specified herein on, any Loan or subject to proviso to this Section 11(d) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(E) change Section 1(e)(1) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(F) change any provision of this Section 11(d) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(G) except as provided in Section 9(k), release all or a material portion of the Collateral in any transaction or series of related transactions (other than as contemplated by the Loan Documents), without the written consent of each Lender; or

(H) release all or a material portion of the value of the Guaranty, without the written consent of each Lender;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11(s); provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that without the consent of such Defaulting Lender (A) the Commitment of such Lender may not be increased or extended, (B) the amount of principal payable to such Lender may not be reduced (except as provided in Section 2(j)) and (C) the voting provisions hereof with respect to such Lender may not be amended without the consent of such Lender.

(e) Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile to the address provided from time to time by such party. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Section 1(b) hereof shall be effective only upon receipt. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(f) The Administrative Agent shall be entitled to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

(g) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any financial institution in a minimum amount equal to $5,000,000 with the consent of (y) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), provided that no such consent shall be required if the assignment is to another Lender, an Affiliate of such Lender, an Approved Fund or if an Event of Default exists, provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and (z) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), provided that no such consent shall be required if the assignment is to another Lender, an Affiliate of such Lender or an Approved Fund, (ii) grant to any other Person, except natural persons, the Borrower or any of its Affiliates or Subsidiaries, participating interests in all or part of its rights and obligations hereunder without notice to the Borrower, and (iii) pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender (provided that no such pledge or assignment referred to in this clause (iii) shall release the relevant Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto). No assignment nor participation shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to a natural person, (C) an Ineligible Institution or (d) a Defaulting Lender. The Borrower agrees to execute any documents reasonably requested by the Administrative Agent in connection with any assignment referred to in the foregoing clause (i). All information provided by or on behalf of the Borrower to the Administrative Agent, a Lender or any Affiliates of the foregoing may be furnished by any Lender to its Affiliates and to any actual or proposed assignee or participant. An assignment fee in the amount of $3,500 (which shall not be payable by the Borrower) will be paid to the Administrative Agent by the assignor with respect to each assignment unless waived by the Administrative Agent in its sole discretion. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the terms hereof or, in the case of Ineligible Institutions, any such assignment would be void ab initio. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of a single firm of outside counsel and any required local counsel and, in the case of an actual or perceived conflict of interest, additional conflicts counsel) for the Administrative Agent and the Lenders), in connection with the syndication, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all and documented out of pocket expenses incurred by the Lenders (including the fees, charges and disbursements of any outside counsel for the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights in connection with the existence of an Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of the Loan. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each assignment and assumption agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments (if any) of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Subsequent Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Subsequent Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(h) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, an Ineligible Institution or the Borrower or any of the Borrower’s Affiliates

or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Participant must agree to be bound by Section 11(t). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11(d) that delays or reduces any payment to such Participant. Subject to Section 11(i), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 1(e)(1), 8(d), 8(e), and 8(f) (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11(g); provided such Participant agrees to be subject to the provisions of Section 8(h) as if it were an assignee under Section 11(g) and agrees to deliver the documentation required under Section 1(e)(2) and Section 2 as if it were an assignee under Section 11(g). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11(p) as though it were a Lender, provided such Participant agrees to be subject to the pro rata sharing requirements of Section 1(e)(i) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) A Participant shall not be entitled to receive any greater payment under Sections 1(e)(1), 1(e)(2), 8(d) or 8(e) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 1(e)(1) or Section 1(e)(2) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 1(e)(1) and Section 1(e)(2) as though it were a Lender.

(j) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, any assignment or participation made by a Lender in violation of the provisions of Section 11(g), (h) or (i) (including, without limitation, as a result of the making of any such assignment or the sale of any such participation (i) to an Ineligible Institution (unless the requisite consent has been obtained) or (ii) without any other required consent of the Borrower) shall be void ab initio and, in the case of assignments, the Ineligible Institution shall be deleted from the Register and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower at law or in equity.

(k) The Borrower shall indemnify the Administrative Agent, each Lender and their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party or any of its Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by either Loan Party or any of its Subsidiaries, or any Environmental Liability arising with respect to either Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted either (x) from the gross negligence, bad faith or willful misconduct of such Indemnitee or from the material breach by such Indemnitee of its obligations under this Agreement or the other Loan Documents or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee not involving an act or omission of the Borrower other than in such Indemnitee’s capacity or fulfilling its role as an agent or arranger with respect to the Term Loan Facility.

(l) To the fullest extent permitted by applicable Law, no party to this Agreement shall assert, and each party hereby waives, and acknowledges that no other Person shall have, any claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(m) All amounts due under this Section shall be payable not later than ten Business Days after written demand (together with supporting documentation) therefor.

(n) The agreements in this Section and the indemnity provisions of Section 9(i) shall survive the termination of this Agreement and the repayment, satisfaction or discharge of the Obligations.

(o) To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

(p) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or amounts at any time held in the Collateral Accounts against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11(p) are in addition to other rights and remedies that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(q) If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(r) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and the Lenders, regardless of any investigation made by the Administrative Agent on their behalf and notwithstanding that the Administrative Agent or the Lenders may have had notice or knowledge of any Default at the time of the making of any Loan, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied.

(s) This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(t) If any Lender becomes a Defaulting Lender, if any Lender requests compensation under Section 1(e)(2) (including the last sentence of Section 1(e)(1) or Section 8 or if the Borrower is required to pay any indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 1(e)(2)) (including the last sentence of Section 1(e)(1)), if any Lender is a non-consenting Lender under Section 11(d) or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11(g)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower or such assignee shall pay to the Administrative Agent the assignment fee specified in Section 11(g);

(ii) such Lender shall receive payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 1(e)(2) (including the last sentence of Section 1(e)(1)) or Section 8) (other than indemnitees and other contingent obligations not then due and payable) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 1(e), such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if Borrower elects to replace such Lender in accordance with this Section 11(s), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the register.

(u) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or by any order of any court or administrative agency or in any pending legal or administrative proceeding or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent requested by any Person providing insurance to the Administrative Agent and the Lenders relating to the Borrower and its obligations hereunder, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Affiliates, which source is not to the knowledge of the Administrative Agent, any Lender, or any of their respective Affiliates in breach of any confidentiality obligations owing to the Borrower or any of its Affiliates with respect to such Information, (j) to the extent needed to obtain a Committee on Uniform Securities Identification Procedures (CUSIP) number or (k) to any rating agency in connection with rating the Borrower or its Subsidiaries or the Facility.

For purposes of this Section, “Information” means all information received from any Relevant Party or any Subsidiary or Affiliate thereof relating to any Relevant Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Relevant Party or any Subsidiary or Affiliate thereof from a source that is not to the knowledge of the Administrative Agent, any Lender or any of their respective Affiliates in breach of any confidentiality obligations owing to any Relevant Party or any Subsidiary or Affiliate thereof with respect to such Information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

(v) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(w) THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY OF ITS RELATED PARTIES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(x) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11(V). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(y) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11(E). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(z) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(aa) The Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lenders are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(bb) The Administrative Agent and each Lender hereby agrees for itself and its successors and assigns, including any subsequent holder of any Note that no claim under this Agreement or under any other Loan Document shall be made against the General Partner, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, hereunder or on any other Loan Document shall be obtained or enforced, against the General Partner or its assets for the purpose of obtaining satisfaction and payment of amounts owed under this Agreement or any other Loan Document.

(cc) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PBF LOGISTICS LP, as Borrower

By:	PBF LOGISTICS GP LLC,
ITS GENERAL PARTNER

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel and Secretary

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

CITIBANK, N.A., as Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

DEUTSCHE BANK AG
NEW YORK BRANCH, as Lender

By:	/s/ Shai Bandner
Name:	Shai Bandner
Title:	Vice President

DEUTSCHE BANK AG
NEW YORK BRANCH, as Lender

By:	/s/ Vanuza Pereira-Bravo
Name:	Vanuza Pereira-Bravo
Title:	Assistant Vice President

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

BARCLAYS BANK PLC, as Lender

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signatory

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

MORGAN STANLEY
SENIOR FUNDING, INC., as Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

UBS AG, STAMFORD BRANCH, as Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

Signature Page to Term Loan and Security Agreement

(PBF Logistics LP)

EXHIBIT A

DEFINITIONS

Account Control Agreement:	The Securities Account Control Agreement dated as of the date hereof among the Borrower, the Intermediary and Wells Fargo Bank, N.A., in its capacity as the secured party, as amended, restated, extended, supplemented or otherwise modified in writing from time to time and any other securities account control agreement reasonably satisfactory to the Administrative Agent.

Act:	Has the meaning set forth in Section 11(z).

Adjusted Eurodollar Rate:	Means for any Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the product of (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

Administrative Agent:	Has the meaning set forth in the preamble hereto.

Affiliate:	With respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agreement:	This Term Loan and Security Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Applicable Percentage	With respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the principal amount of outstanding Loans (or Subsequent Loans, as the context may require) held by such Lender as of the date of determination over the principal amount of outstanding Loans held by all Lenders as of the date of determination.

Approved Fund:	Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption	An assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required under this Agreement), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

Base Rate:	Means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo at its principal U.S. office as its “prime rate”, and (c) the Adjusted Eurodollar Rate for a one-month interest period (as

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

determined on such day) plus 1.00%. The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	A Loan bearing interest based on the Base Rate.

Borrower:	Has the meaning set forth in the preamble hereto.

Borrower IPO:	An initial registered public offering of the Common Units of the Borrower to the public pursuant to the Registration Statement which results in the Common Units of the Borrower being traded on a national securities exchange.

Breakage Costs:	Any loss, cost or expense including any loss of anticipated profits and any loss arising from the liquidation or reemployment of funds obtained by such Lender to maintain the relevant Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained as a result of (i) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by the Borrower (for a reason other than the failure of a Lender to make any Loan when all conditions to making such Loan have been met by the Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Eurodollar Rate Loan on a date or in the amount notified by the Borrower. A certificate of the relevant Lender as to its costs of funds, losses and expenses incurred shall be conclusive absent manifest error.

Business Day:	Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office is located or the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

Cash Equivalents:

Any of the following types of investments, to the extent owned by the Borrower free and clear of all Liens (other than Liens created under the Loan Documents, any Inchoate Tax Liens and Liens in favor of an Intermediary subordinated to the Liens created in favor of the Administrative Agent on behalf of the Lenders pursuant to an Account Control Agreement):

(a) cash;

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America or any other jurisdiction acceptable to the Lender, and in each case rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, and with maturities of not more than 24 months from the date of acquisition thereof; provided at the time of purchase, no one issuer will be more than 10% of the value of the Permitted Collateral at the time of purchase and for purposes of calculating the amount of Permitted Collateral on deposit in any Collateral Account hereunder, Permitted Collateral of an issuer that exceeds the 10% threshold set forth above shall be excluded from such calculation; and

(d) investments in money market mutual funds that are registered with the SEC and subject to Rule 2a-7 of the Investment Company Act of 1940, as amended, and have a net asset value of 1.0.

Change in Law:	The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control:	Means an event or series of events by which: (i) the General Partner or any other direct or indirect Subsidiary of PBF Inc. shall cease to be the sole general partner of the Borrower; or

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(PBF Logistics LP)

(ii) PBF Inc. shall cease, directly or indirectly to own and control legally and beneficially greater than 50% of the Equity Interests in the General Partner; or

(iii) PBF Inc. shall cease, directly or indirectly to have the power to vote or direct the voting of Equity Interests in the General Partner having a majority of the ordinary voting power for the election of the board of directors (or similar governing body) of the General Partner; or

(iv) either (i) PBF Inc. shall cease to be able, directly or indirectly, to appoint a majority of the members of the board of directors (or similar governing body) of the General Partner or (ii) the failure of the majority of the board of directors (or similar governing body) of the General Partner to be comprised of directors directly or indirectly appointed by PBF Inc.

For purposes of this definition “PBF Inc.” means PBF Energy, Inc. and its successors.

Closing Date:	The first date all the conditions precedent in Section 2(a) are satisfied or waived in accordance with Section 11(d).

Code:	The Internal Revenue Code of 1986, as amended.

Collateral:	All of the following: (a) each Collateral Account, (b) all assets and property maintained in each Collateral Account, (c) all books and records with respect thereto, (d) to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security and, Supporting Obligations (as defined in the UCC) given by any Person with respect to any of the foregoing.

Collateral Account:	Each “Securities Account” as defined in each Account Control Agreement.

Collateral Documents:	The Account Control Agreement, collateral assignments, Joinder Agreements, security agreements, pledge agreements, deposit account control agreements or other similar agreements delivered to the Administrative Agent and each of the other agreements, instruments or documents delivered pursuant hereto or in connection herewith that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

Commitments:	The Lenders’ commitments with respect to the Initial Loans and Subsequent Loans as set forth on Schedule I.

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

Common Units:	The common units and subordinated units representing limited partner interests in the Borrower.

Contractual Obligation:	As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Contributing Affiliates:	The Guarantor, PBF Holding Company LLC and any other Affiliate of the Guarantor that contributes or otherwise transfers assets to the Borrower or any of its Subsidiaries, whether on, prior to or after the Closing Date as described in the Registration Statement.

Contributed Assets:	The assets contributed or otherwise transferred by the applicable Contributing Affiliate to the Borrower or any of its Subsidiaries whether on, prior to or after the Closing Date, including without limitation the assets contributed by certain Contributing Affiliates to the Borrower and its Subsidiaries on or prior to the Closing Date as described in the Registration Statement.

Control:	The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Debtor Relief Laws:	The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Default Rate:	An interest rate equal to (i) the Base Rate plus (ii) the Interest Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Interest Margin) otherwise applicable to such Loan plus 2% per annum.

Defaulting Lender:	Means, subject to Section 2(j)(ii), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund any portion of the Subsequent Loans required to be funded by it hereunder, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of the failure to satisfy one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

identified in such writing), or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Subsequent Loan hereunder and states that such position is based on the failure to satisfy a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Disposition or Dispose:	The sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the granting or perfection of a Lien, and (ii) the licensing of intellectual property.

Dollar or $:	The lawful currency of the United States of America.

Environmental Laws:	Any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or governmental restrictions relating to pollution and the

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

Environmental Liability:	Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries or any Contributing Affiliate directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other written consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Equity Interests:	With respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).

Eurodollar Rate:	(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the LIBOR Rate administered by the ICE Benchmark Administration or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made,

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

continued or converted and with a term equivalent to such Interest Period would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, on the date of determination, for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Wells Fargo’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Eurodollar Rate Loan:	A Loan bearing interest based on the Eurodollar Rate.

Event of Default:	Has the meaning set forth in Section 7.

Excluded Taxes:	With respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender pursuant to a Law in effect on the date on which (i) such Lender becomes a party to this Agreement or (ii) such Lender changes its Lending Office, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 1(e) and (d) any Taxes imposed pursuant to FATCA.

FATCA:	Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

Federal Funds Rate:	For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

Foreign Lender:	A Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

FRB:	The Board of Governors of the Federal Reserve System of the United States.

Fund:	Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

GAAP:	Generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

General Partner:	PBF Logistics, GP, LLC, a Delaware limited liability company and the sole general partner of the Borrower.

Governmental Authority:	The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guarantor:	PBF Energy Company LLC, a Delaware Limited Liability company (“PBF LLC”).

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

Guaranty:	The Guaranty of Collection dated as of the date hereof made by the Guarantor in favor of (i) the Administrative Agent for the benefit of the Lenders and (ii) the Revolving Administrative Agent, for the benefit of the lenders under the Senior Secured Facility, in an amount not to exceed $300,000,000 plus the principal amount of Subsequent Loans extended hereunder plus indemnity and expense reimbursement obligations, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Hazardous Materials:	All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Inchoate Tax Liens:	Liens for taxes that are not (x) yet due and payable or (y) are being contested in good faith by appropriate proceedings diligently conducted and appropriate reserves have been made in accordance with GAAP.

Indemnified Taxes:	Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

Indemnitee:	Has the meaning set forth in Section 11(k).

Ineligible Institution:	The Persons identified by the Borrower to the Administrative Agent in writing prior to the Closing Date (or after the Closing Date and acceptable by the Administrative Agent in its sole discretion) and in each case, the Administrative Agent shall furnish such information to the Lenders subject to the confidentiality obligations contained herein.

Information:	Has the meaning set forth in Section 11(u).

Initial Loan:	Has the meaning set forth in Section 1(a).

Intermediary:	Wells Fargo Bank, National Association, acting through its Asset Management Group, in its capacity as “intermediary” under the applicable Account Control Agreement.

Interest Margin:	An applicable percentage per annum equal to (a) in the case of a Eurodollar Rate Loan, 0.25% and (b) in the case of a Base Rate Loan, 0%.

Interest Period:	For a Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or twelve months if agreed to by all relevant Lenders), as

Exhibit A to Term Loan and Security Agreement

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selected by the Borrower in accordance with the terms hereof or such other period requested by the Borrower and consented to by all Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

Joint Lead Arrangers	Has the meaning set forth in the preamble hereto.

Laws:	Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents of general applicability, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority.

Lender:	Has the meaning set forth in the preamble hereto.

Lending Office:	Has the meaning set forth in Section 1(e)(1).

LIBOR:	Has the meaning specified in “Eurodollar Rate.”

Lien:	Any security interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest. The term “Lien” shall include any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing.

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

Loans:	Has the meaning set forth in Section 1(a).

Loan Documents:	This Agreement, the Guaranty, the Notes (if any), the Account Control Agreements, and each other document executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interest in the Collateral.

Loan Parties:	The Borrower.

London Banking Day:	Any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Material Adverse Effect:	(a) a material adverse change in, or a material adverse effect on, the operations, assets, business, or financial condition of the Borrower and its Restricted Subsidiaries (as defined in the Senior Secured Facility), taken as a whole, (b) a material impairment of the rights and remedies (taken as a whole) of the Administrative Agent on behalf of the Lenders under any Loan Documents, or of the ability of any Loan Party to perform its payment obligations under any Loan Documents to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party.

Material Contract:	(a) The PBF Contribution Agreement and any similar type of agreement relating to the transfer of the Contributed Assets, (b) all material fuel supply, marketer and/or distributor agreements, including those listed on Schedule 5.7 to the Senior Secured Facility, together with amendments, restatements, extensions and replacements thereof, (c) the PBF Omnibus Agreement together with amendments, restatements, extensions and replacements thereof, and (d) any other documents, agreements or instruments (i) to which any the Borrower or any of its Subsidiaries is a party, and (ii) which, if breached, terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.

Maturity Date:	The third anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

Moody’s:	Moody’s Investors Service, Inc. and any successor thereto.

Note:	Has the meaning set forth in Section 1(d).

Obligations:	All advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to the Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Other Connection Taxes:	With respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Note or Loan Document).

Participant	Has the meaning specified in Section 11(h).

Participant Register	Has the meaning specified in Section 11(h).

Patriot Act:	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

PBF Contribution Agreement:	Means that certain Contribution and Conveyance Agreement, dated as of May 8, 2014, by and among the Borrower, the General Partner, PBF Energy Inc., PBF Energy Company LLC, PBF Holding Company LLC, Delaware City Terminaling Company LLC and Toledo Refining Company LLC.

PBF Inc.:	Has the meaning specified in “Change of Control.”

PBF Omnibus Agreement:	Means the Omnibus Agreement, dated as of the Closing Date, among the Borrower, the General Partner, PBF Holding Company LLC and PBF Energy Company LLC.

Permitted Collateral:	Cash Equivalents owned by the Borrower which are held in a Cash Collateral Account and in which the Administrative Agent on behalf of the Lenders has a first priority perfected security interest.

Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Proceeds:	All “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from Collateral, collections thereon and distributions or payments with respect thereto.

Public Filing:	Has the meaning set forth in Section 4(a).

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

Register:	Has the meaning set forth in Section 11(g).

Registration Statement:	That certain Form S-1 Registration Statement No. 333-195024 filed on April 4, 2014 with the SEC with respect to the Common Units, as amended from time to time through May 8, 2014.

Related Parties:	With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Relevant Parties:	The Borrower and its Subsidiaries.

Required Collateral Amount:	Has the meaning set forth in Section 4(f)(ii).

Required Lenders:	On any date of determination, Lenders who collectively hold more than 50% of the outstanding Loans and unfunded Commitments under the Term Loan Facility, or if the Term Loan Facility has been terminated, Lenders who collectively hold more than 50% of the aggregate outstandings under the Term Loan Facility; provided that the unused Commitment of, and that portion of the total outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Responsible Officer:	With respect to any Person, the chief executive officer, president, executive vice president, senior vice president, chief financial officer, any executive vice president, treasurer, assistant treasurer or controller of such Person (or its general partner or other governing body, as applicable) and, solely for purposes of the delivery of incumbency certificates pursuant to Section 2(a)(i)(F), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the General Partner on behalf of such Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or the General Partner, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or the General Partner, as applicable.

Revolving Administrative Agent:	The Person acting as Administrative Agent from time to time under and as defined in the Senior Secured Facility.

SDN List:	Has the meaning set forth in Section 3(n).

Senior Secured Facility:	The Revolving Credit Agreement dated as of the date hereof among the Borrower, Wells Fargo Bank, N.A., as administrative agent, and the Lenders party thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

S&P:	Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

SEC:	The Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

Solvent and Solvency:	With respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Statutory Reserve:	Means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

Subsequent Loans:	Has the meaning set forth in Section 1(a).

Subsequent Loan Commitments:	Means those Commitments set forth under the heading “Subsequent Loan Commitments” on Schedule I.

Subsidiary:	With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

Taxes:	All present or future taxes, levies, imposts, duties or assessments imposed by any Governmental Authority, including any withholdings or backup withholdings with respect thereto and any interest, additions to tax or penalties applicable thereto.

Term Loan Facility:	Has the meaning set forth in the preamble hereto.

Transactions:	Collectively, the contribution of Contributed Assets on or prior to the Closing Date, the consummation of the Borrower IPO and the execution and delivery by the Borrower of the Senior Secured Facility and the borrowing of any loans thereunder on the Closing Date.

Transfer Documents:	Collectively, the PBF Contribution Agreement and any other material documents, agreements and instruments executed by the Borrower, any Subsidiary thereof or any Contributing Affiliate in connection with the transfer of the Contributed Assets to the Borrower or any Subsidiary thereof whether on, prior to or after the Closing Date.

UCC:	The Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

U.S. Person:	Any Person that is a “United States Person” as defined in Section 3.1(e)(ii)(B)(3) of the Code.

U.S. Tax Compliance Certificate:	Has the meaning set forth in Section 1(e)(2)(ii)(B)(3).

WFS	Wells Fargo Securities, LLC, and its successors.

Exhibit A to Term Loan and Security Agreement

(PBF Logistics LP)

EXHIBIT B

FORM OF PROMISSORY NOTE

$[ ]	,

FOR VALUE RECEIVED, the undersigned, PBF LOGISTICS LP, a Delaware limited partnership (the “Borrower”), hereby promises to pay [            ] (the “Lender”) and its registered assigns the principal sum of [            ] Dollars ($[        ]) or, if less, the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Term Loan and Security Agreement dated as of [            ] (as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), between the Borrower and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

All payments of principal and interest shall be made to the Lender for its account in Dollars in immediately available funds at the Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This promissory note is also entitled to the benefits of the Guaranty and the other Loan Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this promissory note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this promissory note.

Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein.

Exhibit B to Term Loan Credit Facility

(PBF Logistics LP)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PBF LOGISTICS LP, as Borrower

By:	PBF LOGISTICS GP LLC,
ITS GENERAL PARTNER

By:
Name:
Title:

Exhibit B to Term Loan Credit Facility

(PBF Logistics LP)

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement identified below (including, without limitation, the Swingline Loans and the Letters of Credit included in the revolving credit facility established thereunder) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C to Term Loan and Credit Facility

(PBF Logistics LP)

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: PBF Logistics LP

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement dated as of May 14, 2014, among PBF Logistics LP, as the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[8]		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

17.	Trade Date: ][9]

Effective Date:             , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C to Term Loan Credit Facility

(PBF Logistics LP)

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]10 Accepted:

WELLS FARGO, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Title:

[Consented to:][11]

By:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of the Borrower and/or other parties (e.g., L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit C to Term Loan Credit Facility

(PBF Logistics LP)

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11(g) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11(g) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit C to Term Loan Credit Facility

(PBF Logistics LP)

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C to Term Loan Credit Facility

(PBF Logistics LP)

EXHIBIT D-1

FORM OF U.S. TAX CERTIFICATE (FOR FOREIGN LENDERS THAT ARE

NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PBF Logistics LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (the “Administrative Agent”) and each Lender from time to time party thereto.

Pursuant to the provisions of Section 1(e)(2) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate or the IRS Form W-8BEN, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate and IRS Form W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Date:            , 20[    ]

Exhibit D-1

Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal

Income Tax Purposes)

EXHIBIT D-2

FORM OF U.S. TAX CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT

ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PBF Logistics LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (the “Administrative Agent”) and each Lender from time to time party thereto.

Pursuant to the provisions of Section 1(e)(2) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or the IRS Form W-8BEN changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate and IRS Form W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-2

Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal

Income Tax Purposes)

EXHIBIT D-3

FORM OF U.S. TAX CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT

ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PBF Logistics LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (the “Administrative Agent”) and each Lender from time to time party thereto.

Pursuant to the provisions of Section 1(e)(2) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) neither the undersigned nor any of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or any of the IRS Form W-8BENs changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate and all applicable Form W-8BENs in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-3

Form of U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal

Income Tax Purposes)

EXHIBIT D-4

FORM OF U.S. TAX CERTIFICATE (FOR FOREIGN LENDERS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PBF Logistics LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (the “Administrative Agent”) and each Lender from time to time party thereto.

Pursuant to the provisions of Section 1(e)(2) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) neither the undersigned nor any of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate or any of the Form W-8BENs, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate and applicable IRS Form W-8BENs in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit D-4 to Term Loan Credit Facility

(PBF Logistics LP)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-4 to Term Loan Credit Facility

(PBF Logistics LP)

SCHEDULE I

Commitments

Initial Loan Commitments

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$45,875,000	15.291666667%

Citibank, N.A.	$45,825,000	15.275%

Deutsche Bank AG New York Branch	$45,825,000	15.275%

Barclays Bank PLC	$45,825,000	15.275%

Credit Suisse AG, Cayman Islands Branch	$45,825,000	15.275%

Morgan Stanley Senior Funding, Inc.	$45,825,000	15.275%

UBS AG, Stamford Branch	$25,000,000	8.333333333%

Subsequent Loan Commitments

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$0

Citibank, N.A.	$0

Deutsche Bank AG New York Branch	$0

Barclays Bank PLC	$0

Credit Suisse AG, Cayman Islands Branch	$0

Morgan Stanley Senior Funding, Inc.	$0

UBS AG, Stamford Branch	$0

Schedule I to Term Loan Credit Facility

(PBF Logistics LP)

SCHEDULE II

CERTAIN BORROWER INFORMATION

Jurisdiction of Organization:	Delaware
Type of Organization:	Limited Partnership
Organizational Identification Number:	Delaware: 130226994
Location of Chief Executive Office or Sole Place of Business:	1 Sylvan Way Parsippany, New Jersey 07054

Schedule II to Term Loan Credit Facility

(PBF Logistics LP)